SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 21, 2011	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02:	TERMINATION OF A MATERIAL CONTRACT

In October 2007, the Company received a promissory note in the face amount of $1.6 million in connection with the termination of its management contract to operate Chateau Sonesta Hotel New Orleans.  The note represented deferred fees and other amounts owed to the Company at the time of termination.  The note was due September 1, 2010, and the Company filed a lawsuit in October 2010 to collect the amount owed under the note.  In September 2011 the Company collected $2,257,000 in payment of the note including interest, and to settle the litigation.  Since the timing of the collection was uncertain, and dependent on the value of the hotel property, the Company fully reserved against the principal amount of the note and interest.  Therefore, the entire amount of $2,257,000 will be recorded as income during the 2011 third quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

Date:    September 21, 2011

By:	/s/ Boy van Riel
Boy van Riel
Vice President and Treasurer
(Authorized to sign on behalf of the Registrant as Principal Financial Officer).